UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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AMERICAN EXPRESS COMPANY
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April 2021 Spring 2021 Investor Engagement

Support our colleagues and win as a team Protect our customers and the brand 64K+ Acquired best-in-class digital SME cash management platform Extended key Cobrand partnerships including Marriott, British Airways, Amazon and Lowe’s Largest ever global campaign in 18 countries and territories Injected >$1B in value across multiple products #1 in Customer Satisfaction with National Credit Card Companies* 3.7M+ New Merchant Locations added outside of the U.S. Structure the company for growth in the future Remain financially strong Record levels of liquidity First foreign card processing network to launch in mainland China Executing robust, multi-faceted Return to Office plan Created Office of Enterprise Inclusion, Diversity and Business Engagement and committed to 100% pay equity Capital ratios well above targets Maintained the dividend Ranked #9 in Fortune’s 100 Best Companies to Work For® 2020 Maintained Card Attrition Rates below 2019 levels 2 Rolled out new and enhanced financial relief programs in over 20 countries Best-in-class credit metrics due to robust risk management efforts and capabilities Launched proprietary accounts payable automation offering, American Express One AP™ * For J.D. Power 2020 award information, visit jdpower.com/awards Key Priorities for Managing Through the Cycle – 2020 Highlights Global colleagues enabled to work from home

Our Board of Directors*



Thomas J. Baltimore *(2021)*
Chairman and CEO, Park Hotels & Resorts, Inc.

Committee Membership:
- Audit and Compliance



Charlene Barshefsky
Former Senior International Partner, WilmerHale

Committee Membership:
- Risk



John J. Brennan
Chairman Emeritus and Senior Advisor, The Vanguard Group, Inc.

Committee Memberships:
- Audit and Compliance
- Risk (Chair)



Peter Chernin
Founder and CEO, Chernin Entertainment, LLC

Committee Memberships:
- Compensation and Benefits
- Nominating, Governance and Public Responsibility (Chair)



Ralph de la Vega
Former Vice Chairman, AT&T, Inc.

Committee Memberships:
- Audit and Compliance (Chair)
- Compensation and Benefits



Michael O. Leavitt
Founder and Chairman, Leavitt Partners, LLC

Committee Memberships:
- Audit and Compliance
- Nominating, Governance and Public Responsibility



Theodore J. Leonsis
Founder, Chairman and CEO, Monumental Sports & Entertainment, LLC

Committee Memberships:
- Compensation and Benefits
- Nominating, Governance and Public Responsibility



Karen L. Parkhill *(2020)*
Executive Vice President and Chief Financial Officer, Medtronic, Inc.

Committee Memberships:
- Audit and Compliance
- Risk



Charles E. Phillips *(2020)*
Former Chairman and CEO, Infor, Inc.

Committee Membership:
- Risk



Lynn A. Pike *(2020)*
Former President, Capital One Bank

Committee Membership:
- Compensation and Benefits



Stephen J. Squeri
CEO, American Express Company
Chairman



Daniel L. Vasella
Honorary Chairman and Former Chairman and CEO, Novartis AG

Committee Memberships:
- Compensation and Benefits
- Nominating , Governance and Public Responsibility



Lisa W. Wardell *(2021)*
Chairman and CEO, Adtalem Global Education, Inc.

Committee Membership:
- Risk



Ronald A. Williams
Former Chairman and CEO, Aetna, Inc.
Lead Independent Director

Committee Memberships:
- Compensation and Benefits (Chair)
- Nominating, Governance and Public Responsibility



Christopher D. Young
Executive Vice President – Business Development, Microsoft Corp.

Committee Memberships:
- Nominating, Governance and Public Responsibility
- Risk

3

*Reflects members of our Board who will stand for re-election at our Annual Meeting of Shareholders on May 4, 2021

4 ESG Strategy and Oversight Framework Governance • At the Board level, the Nominating, Governance and Public Responsibility Committee reviews our ESG strategy and Corporate Social Responsibility (CSR) program, monitors progress against our goals and provides guidance on our efforts, and our Compensation and Benefits Committee reviews our strategies relating to diversity, equity and inclusion initiatives as well as key talent metrics • Our Executive Committee reviews and evaluates performance and long-term goals with respect to ESG matters for the Company • In 2020, we formed a new cross-functional ESG Steering Committee, led by senior executives, to help guide our Company ESG strategy • Day-to-day, our CSR team works with colleagues throughout the Company to shape our efforts and monitor progress on key issues Operating and Reporting Enhancements • We believe that transparency is a critical component of a successful ESG strategy, and we seek to enhance our ESG disclosures to provide meaningful data for our stakeholders • To that end, in 2021, we plan to expand our ESG reporting, including by disclosing our EEO-1 data For more information, please see our 2021 Proxy Statement at https://ir.americanexpress.com/financials/annual-reports-and-proxy-statements/default.aspx and our 2019-2020 Environmental, Social and Governance Report at https://about.americanexpress.com/corporate-responsibility/reports/corporate-responsibility-reports/default.aspx .

5 Our approach to ESG work is a natural extension of both our mission – to become essential to our customers by providing differentiated products and services to help them achieve their aspirations – and our commitment to doing what is right. We deliver value for our shareholders, colleagues, customers, communities and other stakeholders by investing financial and human resources in ways that address their social, environmental and economic needs. Advance our ESG Strategy • Developed a framework to drive our ESG strategy moving forward • Formed a new cross-functional ESG Steering Committee, led by senior executives from across the Company, to help guide our Company ESG Strategy • Launched a $1 billion action plan to promote diversity, equity and inclusion for colleagues, customers and communities ESG Approach: 2020 Highlights Our ESG Approach Back Our Colleagues During the COVID-19 Pandemic • Prioritized our colleagues’ well-being and safety by moving to temporary work-from-home arrangements in virtually all locations around the world, which will be maintained as an option for colleagues through September 6, 2021 Foster an Inclusive and Diverse Culture • Launched the Office of Enterprise Inclusion, Diversity and Business Engagement to expand upon our successful inclusion and diversity programs and create new initiatives to drive meaningful, long-term change • Achieved 100% pay equity for colleagues across genders globally and across races and ethnicities in the U.S. Backing our Colleagues Backing Our Customers During the COVID-19 Pandemic • Created a Customer Pandemic Relief Program to provide short-term support for customers impacted by COVID-19 and enhanced and expanded our longer-term Financial Relief Program to provide assistance in over 20 countries to customers in need Support Small Businesses • Spent more than $200 million as part of our largest-ever global Shop Small campaign to support a Card Member offer and the associated marketing campaign to help jumpstart spending at small merchants • Established “Stand for Small,” a coalition of more than 100 companies that came together to provide support to small businesses navigating the impacts of COVID-19 Backing our Customers For more information, please see our 2021 Proxy Statement at https://ir.americanexpress.com/financials/annual-reports-and-proxy-statements/default.aspx and our 2019-2020 Environmental, Social and Governance Report at https://about.americanexpress.com/corporate-responsibility/reports/corporate-responsibility-reports/default.aspx .

6 ESG Approach: 2020 Highlights Strengthen the Communities in Which We Operate • $48 million in charitable giving globally, including grants provided by the Company, the American Express Foundation, our Center for Community Development and gift-matching programs* Back Our Communities During the COVID-19 Pandemic • $8 million provided in financial support to COVID-19 relief efforts Support a Diverse, Equitable and Inclusive Society • Pledged $10 million to support Black-owned businesses over the next four years through a coalition that we built with the U.S. Chambers of Commerce Foundation that brings together four national Black Chambers • $8 million provided in grants to the NAACP Legal Defense and Educational Fund, the National Urban League and other People of Color-led organizations *Inclusive of Covid-19 relief effort grants and grants to support a diverse, equitable and inclusive society. **Achieved carbon neutrality for scope 1, 2, and 3 (waste and colleague business travel, including third-party air, rail and rental cars) through renewable energy credits, carbon offsets, and reduced GHG emissions. Operations include all our managed facilities, field sites and data centers. Managed facilities are individual properties operationally managed by our global real estate team and housing critical business functions. Field sites are individual properties that are not operationally managed by our global real estate team but directly by our business units. They are typically smaller sites, less than 30,000 square feet (including airport lounges, foreign exchange kiosks, and sales offices) that are owned or leased by the Company. For more information, please see our 2021 Proxy Statement at https://ir.americanexpress.com/financials/annual-reports-and-proxy-statements/default.aspx and our 2019-2020 Environmental, Social and Governance Report at https://about.americanexpress.com/corporate-responsibility/reports/corporate-responsibility-reports/default.aspx . Backing our Communities Remain Carbon Neutral • Carbon neutral since 2018** • 100% renewable electricity powering our operations since 2018 Moving to A Low-Carbon Future Assess Climate Risks and Opportunities • Conducted a climate risk scenario analysis aligned to the Task Force on Climate-related Financial Disclosures (TCFD) framework to assess physical risks related to climate change Operating Responsibility Support Supplier Diversity • Launched new goal to double our spend with diverse and minority-owned suppliers in the U.S. to $750 million annually by the end of 2024

Our Compensation Program and our Commitment to Shareholders • We will continue to …  Focus on strong governance practices in executive compensation programs  Engage with stakeholders to gather and be responsive to their feedback  Align our executive compensation programs with the Company’s strategic goals and long-term success  Ensure a strong linkage between pay decisions and the Company’s performance  Use a Balanced Scorecard approach with Inclusion & Diversity metrics  Disclose shareholder feedback and actions taken in response 7

2020 NEO Compensation Review and Outcomes Our Board continues to consider the long-term interests of the Company and Shareholders when making decisions regarding our compensation programs • We continue to ensure strong linkage between executive pay and performance by …  Having regular discussions with Compensation & Benefits Committee to review Company performance  Incorporating Key Priorities for Managing Through the Cycle within AIA Scorecard for greater focus  Not making any alterations to performance metrics or pay periods for previously granted awards  Not granting one-time discretionary or retention awards  Ensuring 2020 NEO Compensation has strong linkage with overall Company performance 8

This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. You can identify forward-looking statements by words such as “expect,” “anticipate,” “intend,” “plan,” “aim,” “pledge,” “seek,” “goal,” “continue,” “will,” “may,” “should,” “could,” “would,” or other similar expressions. Actual results may differ from those set forth in the forward-looking statements due to a variety of factors, including those contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s other filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements. 9 Cautionary Note Regarding Forward-Looking Statements